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                          LETTER OF INTENT                        EXHIBIT 10.10



TO: ABC OFFSHORE INC. ("ABC")


FROM: Playstar Wyoming Holding Corp. ("Playstar")




This letter will serve to summarize our present intention to set out the general terms and conditions of a proposed business arrangement between the parties.

The transaction shall be completed in accordance with the mutual covenants, terms and conditions contained herein:


SPORTSPROPS.COM WEB SITE


1. ABC hereby engages the services of Playstar to create and provide a completed and fully implemented high quality software program ("Sportsprops") designed to successfully operate an Internet Sports Wagering web site for ABC. ABC is to retain all proprietary rights to the software. Playstar further agrees to license a seven game casino package to ABC as part of this agreement. The seven games include:
         Black Jack, Video poker, 4-line video poker, Roulette, Slot machine, Let-it-ride poker, and the Reach for the Stars progressive slot machine (It is understood that ABC retains 20% of the net win from this game and is NOT responsible for the progressive jackpot) The casino is to be installed to the Sportsprops.com web site. SMP Data, Inc. is to be engaged by ABC for management services as stated in section 4 of this document. The Sportsprops.com program is to be developed to the specifications set forth by Randy Steinberg of the ABC group with the approval of Richard Levenstein of Playstar.


2. The form and content of the Sportsprops.com program is subject to final approval by ABC, whose consent is not to be unreasonably withheld.

3. In consideration of the foregoing, ABC agrees to pay the sum of Three Hundred and Fifty Thousand Dollars ($350,000.00) U.S. to Playstar payable as follows:

            (i)       $25,000.00 upon execution of this Letter of Intent

            (ii) $37,500.00 to be paid every 2 weeks from date of signing final agreement for six installments totaling $225,000.00

            (iii)     $100,000.00 upon completion of the project


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4.       MANAGEMENT SERVICES



         It is further acknowledged that SMP Data inc. of Antigua is to be retained by ABC for management services of the Sportprops.com web site. SMP Data inc. retains 20% of the Net Revenue as their compensation for these services. It is understood that the first $25,000.00 in Net Win in any given month is to cover expenses necessary for the proper management of the site. In the event that the Net Win in any given month is less than $25,000 than SMP shall be solely responsible for these expenses. SMP Data inc. may cancel this management contract any time after the completion of the sixth month of operations at its discretion and will at that point wave its right to the 20% revenue share from the sportsprops.com web site and will offer its assistance in the set up of the site at another location to be determined by ABC. This does not apply to the Casino software (see casino license agreement). SMP retains its 20% share of Net Win for the life of the Sportsprops.com casino.



5.       Management services consist of the following:

            (i) Supply of hardware necessary to run sportsprops.com software program from Guatemala co-location.

            (ii) Set up and installation of all hardware and software in Guatemala

            (iii)     Ongoing Hosting of Hardware in Guatemala

            (iv) Playstar will allow Sportsprops.com to operate free of gaming license costs in their Guatemala co-location.

            (v) Supply Internet connection and all Bandwidth charges from Guatemala

            (vi) Set up and daily operations of cash management system from the SMP corporate offices in Antigua (accounting, cc processing, money orders, etc.)

            (vii) 24-hour customer support in Antigua (1-800# from 8am. To 11pm. 7 days a week and 24 hour email support)

            (viii)    Daily site management supplied by SMP data

            (ix) Comprehensive reporting of all player activity and player accounts to be made available remotely (online)

            (x) Exploration of all co-branding/licensing opportunities. Revenue to be shared equally between Playstar and ABC on all licensing of Sportsprops software (eg. Product licensed to third party for $25,000. Playstar and ABC share equally the cash component of the deal. SMP and ABC would share equally the 25 percent of revenue retained from the licensee's profits for the supply of management services)

            (xi) SMP Data agrees to aid in the marketing of the Sportsprops.com web site on a best efforts basis through their licensees, affiliates, portals, etc.


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6.    DEFINITIONS

      (a) "NET WIN"

          For the purpose of this agreement, Net Win is defined as the total gross wagered by sports book clientele less the total amount won by casino clientele during defined periods of time (monthly).

      (b) "MANAGEMENT SERVICES"

          Either party can cancel the Management Contract of the Sportsprops.com web site (excluding casino) with 90 days written notice to the other party, no sooner than three months from launch of the site. The parties agree that Termination of this contract would mean the de-activation of the site at the source. In the event of termination, ABC will be responsible for all outstanding player accounts.


7.   INCENTIVE

          As a further incentive Playstar will agree to a private placement in the form of a debenture note for $100,000.00US that may be redeemed for 1,000,000 shares at 0.10/share. Playstar is also offering 2,000,000 options @ 0.15/share. Options will have a life of 2 years from the date of the final agreement.


8.   INTELLECTUAL PROPERTY AND TITLE

          The Sportsprops software program developed hereunder and all source codes related thereto shall become and remain the property of ABC with full right, and title thereto.



9.   WARRANTY

          Playstar warrants and represents that the program developed by them will function in accordance with system specifications. Playstar shall not be liable for consequential loss or damage resulting from the use of this program or arising out of any breach of this warranty.

          In the event that the program does not function during the life of the contract, Playstar shall correct any malfunctions forthwith at Playstar's cost to be paid by Playstar.


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10. SECURITY DEPOSIT

          A security deposit is required for the set up of a merchant account necessary for the acceptance of credit cards. Security deposit may run as high as Fifty Thousand dollars US and will not be less than Thirty five Thousand dollars US.

11. FURTHER ASSURANCES

          The parties shall provide such further assurances in order to complete all necessary documents in order to complete this transaction.



12. CONFIDENTIALITY

          Information and data made available to the parties in relation to this business, capitalization, prospects, and both parties will hold affairs of ABC and/or Playstar Wyoming Holding Corp. and/or its principals in strict confidence.



          If these general terms and conditions of the proposed joint venture were acceptable, would each party sign where indicated.

          This Letter of Intent shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of Ontario.



                                       Yours very truly,
                                       PLAYSTAR WYOMING HOLDING CORP.
                                       Per:

                                          /s/  Richard Levenstein
                                       ---------------------------------
                                       Richard Levenstein
                                       I have authority to bind the corporation



     THE GENERAL TERMS AND CONDITIONS OF THE PROPOSED BUSINESS ARRANGEMENT SET OUT IN THE WRITTEN LETTER ARE ACCEPTABLE TO THE UNDERSIGNED.

     DATED this 30th day of November, 2000.


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                                      ABC CORP.
                                      In trust for a company to be incorporated

                                      Per:

                                             /s/ [SIGNATURE ILLEGIBLE]
                                      -----------------------------------------



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